Press Release #201406	FOR IMMEDIATE RELEASE	February 5, 2014

Enertopia Confirms MMJ Business Plan

VANCOUVER, BC – February 5, 2014 - Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") provides this update on its Strategic Business Plans for the legal marihuana industry.

Enertopia has been making great progress by signing a definitive joint venture agreement with the option to acquire a majority interest in World of Marihuana Productions Ltd. All payments of cash and issuance of Enertopia common stock required under the agreement to date have been made. Enertopia and World of Marihuana Productions Ltd. are waiting for Health Canada to inspect the existing facility. Enertopia believes that this license application will be successful and that the existing operation, previously licensed under the existing Medical Marihuana Access Program (MMAP) should receive a favourable inspection.

The birth of a new industry requires a number of ingredients if it is to succeed. Enertopia’s focus and intention is to occupy a leadership position across North America through the implementation of its Strategic Business Plan. We believe that any company wishing to occupy a national or international market requires more than just a regional presence. Enertopia will be aggressive in acquiring additional locations that are required to meet this objective.

Enertopia’s joint venture partners will each apply for their own separate licenses to operate under Health Canada regulations. In doing so, each regional presence is required to comply not only with all Health Canada requirements, but also with a code of best practices to be introduced by Enertopia for all of its partners.

Operation of more than a single facility also provides risk diversification so that there will never be 100% of all production or inventory from any one single location.

The three largest costs of production are land/buildings; labour; and electricity. Enertopia intends to have its facilities located in areas where we can be a low-cost producer supplying to the national and international markets, as regulated by law. Over time the industry will mature and higher-cost operators will be forced to operate with degraded profit margins, calling into question the viability of their operations.

Enertopia is also examining being involved in those US States where legislation permits either medical marijuana or adult use. In each case, specific state legislation must and would be followed. It is anticipated certain states and the emerging transformational electronic cigarette (ecig) market could be key drivers in accelerating growth going forward.

Enertopia strongly supports government involvement in the sector with clear and strict guidelines and regulations, and intends to be a leader in compliance and procedural matters. Since its first days, Enertopia has always filed audited financial statements both in the USA and in Canada and is compliant with all national and regional regulations as a fully reporting public company in both countries.

Enertopia is pleased to announce it has brought on Mr. Ryan Foster as an advisor to the Company.

Ryan has been a regulated marihuana grower under the existing Medical Marihuana Access Program (MMAP) in Canada. With his excellent reputation for quality growing and strain development we are happy that Ryan has joined the Enertopia team.

Ryan will be paid $1,000 on signing and will receive 50,000 stock options.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company’s business plan is viable, that will receive the Health Canada license under the new regulations, or it will be successful in implementing its proposed business plans.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release